UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  March 5, 2008
                Date of report (Date of earliest event reported)

                          L-1 IDENTITY SOLUTIONS, INC.
    -------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                   001-33002                 02-08087887
    -------------------------------------------------------------------------
      (State or Other               (Commission              (IRS Employer
        Jurisdiction                File Number)           Identification No.)
      of Incorporation)


          177 BROAD STREET, STAMFORD, CONNECTICUT                   06901
    -------------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)


                                (203) 504 - 1100
    -------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On March 5, 2008, L-1 Identity Solutions, Inc. (the "Company") completed its previously announced acquisition of Bioscrypt, Inc. ("Bioscrypt"), a corporation incorporated under the Canada Business Corporations Act (the "CBCA"), pursuant to an Arrangement Agreement, dated as of January 5, 2008 (the "Agreement"), among the Company, its wholly owned subsidiaries L-1 Identity Solutions Operating Company and 6897525 Canada Inc. Bioscrypt is a provider of access control solutions headquartered in Ontario Canada with over 400 global customers and an installed base of over 260,000 access control units.

      Pursuant to the Agreement, the Company will issue approximately 2.6 million shares of its common stock, par value $0.001 per share ("Common Stock"), of which 2.5 million shares were issued at closing, to the former shareholders of Bioscrypt. In addition, the Company assumed the outstanding Bioscrypt stock options that were not exercised prior to the effective time of the acquisition, as adjusted to give effect to the exchange ratio pursuant to the Agreement. Accordingly, up to 265,000 shares of Common Stock will be issuable upon the exercise of assumed options. The acquisition was structured as an arrangement under the CBCA (the "Arrangement") with Bioscrypt surviving as an indirect wholly owned subsidiary of the Company.

      A copy of our press release, dated March 5 2008, announcing the completion of the acquisition, is attached hereto as Exhibit 99.1.

      This description of the Agreement does not purport to be complete and investors are encouraged to review the Agreement for a full description of the terms of the acquisition. A copy of the Agreement was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 10, 2008.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

      As previously reported in the Company's Current Report on Form 8-K filed on January 10, 2008, pursuant to the Agreement, the Company agreed to issue shares of its Common Stock in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof in connection with the acquisition of Bioscrypt. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved, after a hearing upon the fairness of the terms and conditions at which all persons to whom the securities will be issued have the right to appear, by any court expressly authorized by law to grant such approval. Prior to the issuance of the Company's Common Stock, Bioscrypt submitted the Arrangement to the Ontario Superior Court pursuant to the CBCA and applied for an interim order permitting notice to all persons to which the Common Stock will be issued, and, following receipt of the requisite approval by Bioscrypt security holders and a hearing at which such persons had the right to appear, a final order of the Ontario Superior Court was received as to the fairness of the Arrangement. Accordingly, L-1 will issue approximately 2.6 million shares pursuant to the Section 3(a)(10) exemption, of which 2.5 million were issued at closing.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

      The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.


      The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.



(d) Exhibits.


 Exhibit No.   Description
 -----------   -----------

     2.1 Arrangement Agreement, dated as of January 5, 2008, among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company, 6897525 Canada Inc. and Bioscrypt Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of L-1 Identity Solutions, Inc. filed January 10, 2008).

     99.1      Press release, dated March 5, 2008.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   L-1 IDENTITY SOLUTIONS, INC.


                                   By:    /s/ Robert V. LaPenta
                                        --------------------------------
                                        Name:  Robert V. LaPenta
                                        Title: Chairman, President and
                                               Chief Executive Officer


Date:  March 10, 2008

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

      2.1 Arrangement Agreement, dated as of January 5, 2008, among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company, 6897525 Canada Inc. and Bioscrypt Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of L-1 Identity Solutions, Inc. filed January 10, 2008).

     99.1      Press release, dated March 5, 2008.